UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025 (December 27, 2024)

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56370	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(Address of principal executive offices)(Zip Code)

(855) 939-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 15, 2024, the Board of Directors (the “Board”) of Tego Cyber Inc., a Nevada Corporation (the “Company”), approved an amendment to its Articles of Incorporation (the “Amendment”) to increase the Company’s authorized common stock from 100,000,000 to 250,000,000 and authorize 25,000,000 shares of blank check preferred stock. Subsequently, on November 15, 2024, the Company received written consent in lieu of a meeting of Stockholders from a Majority of Stockholders approving the Amendment, holding 50.89% of the outstanding voting stock.

The Amendment was filed on December 27, 2024, having an effective date of December 27, 2024.

The text of the Amendment is filed as Exhibit 3,1 to this Current Report on Form 8-K and incorporated here by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Amendments to Articles of Incorporation, effective date December 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: January 2, 2025	By:	/s/ Robert Mikkelsen
Robert Mikkelsen
Chief Executive Officer

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